Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

June 24, 2021

Board of Directors

ROBOT CACHE US, INC.

We hereby consent to the inclusion in the Post-Qualification Offering Statement filed under Regulation A Tier 2 on Form 1-A of our reports dated June 15, 2021, with respect to the balance sheets of ROBOT CACHE US INC. as of December 31, 2020 and 2019 and the related statements of operations, shareholders’ equity/deficit and cash flows for the calendar years ended December 31, 2020 and 2019 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC
Aurora, Colorado

June 24, 2021